EXHIBIT 4.1






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                            BARNES & NOBLE, INC.



                            THE BANK OF NEW YORK

                                Rights Agent


                              RIGHTS AGREEMENT


                          Dated as of July 10, 1998



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
                              TABLE OF CONTENTS


                                                                         Page

Section 1.  Certain Definitions. . . . . . . . . . . . . . . . . . . . . . .1

Section 2.  Appointment of Rights Agent. . . . . . . . . . . . . . . . . . .4

Section 3.  Issue of Right Certificates. . . . . . . . . . . . . . . . . . .4

Section 4.  Form of Right Certificates . . . . . . . . . . . . . . . . . . .5

Section 5.  Countersignature and Registration. . . . . . . . . . . . . . . .6

Section 6.  Transfer, Split Up, Combination and Exchange of Right
            Certificates; Mutilated, Destroyed, Lost or Stolen Right
            Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .6

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights. .7

Section 8.  Cancellation of Right Certificates . . . . . . . . . . . . . . .8

Section 9.  Status and Availability of Preferred Stock . . . . . . . . . . .8

Section 10. Preferred Stock Record Date. . . . . . . . . . . . . . . . . . .9

Section 11. Adjustment of Purchase Price, Number of Shares or Number
            of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Section 12. Certificate of Adjustment. . . . . . . . . . . . . . . . . . . 16

Section 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power. . . . . . . . . . . . . . . . . . . . . . . . . 16

Section 14. Fractional Rights and Fractional Shares. . . . . . . . . . . . 17

Section 15. Rights of Action . . . . . . . . . . . . . . . . . . . . . . . 17

Section 16. Agreement of Right Holders . . . . . . . . . . . . . . . . . . 18

Section 17. Right Certificate Holder Not Deemed a Stockholder. . . . . . . 18

Section 18. Concerning the Rights Agent. . . . . . . . . . . . . . . . . . 19

Section 19. Merger or Consolidation or Change of Name of Rights Agent. . . 19

Section 20. Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . 19

Section 21. Change of Rights Agent . . . . . . . . . . . . . . . . . . . . 21

Section 22. Issuance of New Right Certificates . . . . . . . . . . . . . . 22

Section 23. Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . 22

Section 24. Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

Section 25. Notice of Certain Events . . . . . . . . . . . . . . . . . . . 24

Section 26. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

Section 27. Supplements and Amendments . . . . . . . . . . . . . . . . . . 25

Section 28. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 29. Benefits of this Agreement . . . . . . . . . . . . . . . . . . 25

Section 30. Severability . . . . . . . . . . . . . . . . . . . . . . . . . 26

Section 31. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 26

Section 32. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 26

Section 33. Descriptive Headings . . . . . . . . . . . . . . . . . . . . . 26

Section 34. Administration . . . . . . . . . . . . . . . . . . . . . . . . 26

EXHIBIT A -- Form of Certificate of Designation of Series H Preferred Stock

EXHIBIT B -- Form of Right Certificate

EXHIBIT C -- Form of Summary of Rights
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                              RIGHTS AGREEMENT



          This Rights Agreement dated as of July 10, 1998, between Barnes & Noble, Inc., a Delaware corporation (the "Company"), and The Bank of New York (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one right (a "Right") for each Common Share of the Company outstanding at the Close of Business on July 21, 1998 (the "Record Date"), each Right representing the right to purchase, upon the terms and subject to the conditions set forth herein, one four-hundredth of a share of the Company's Series H Preferred Stock, $.001 par value per share (the "Preferred Stock"), having the rights, powers and preferences set forth in the form of Certificate of Designation attached as Exhibit A hereto. The Board has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (each capitalized term as hereinafter defined).

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of the Board of Directors of the Company, shall after the date hereof become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such plan, (v) any Person (an "Excluded Person") who would as of the Close of Business on the date hereof be deemed to be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, unless and until such Excluded Person, without the prior approval of the Board of Directors of the Company, shall after the date hereof acquire in one or more transactions, other than upon the exercise of any options granted prior to or after the date hereof to such Excluded Person under the Company's 1996 Incentive Plan, 1991 Employee Incentive Plan or any other employee benefit plan of the Company, additional Common Shares aggregating 5% or more of the Common Shares of the Company then outstanding, and (vi) any Person who is an immediate family member of an Excluded Person and any trust for the benefit of such immediate family member or such Excluded Person, which Person or trust acquires from such Excluded Person Common Shares (such Common Shares, "Excluded Shares") and any executor or trustee for the estate of an Excluded Person, unless and until such Person, trust or executor, together with all Affiliates and Associates of such Person, trust or executor, shall become the Beneficial Owner of 15% or more of the Common Shares not including Excluded Shares. Notwithstanding the foregoing, (i) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and, without the prior approval of the Board of Directors of the Company, shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person," (ii) no Person shall become an "Acquiring Person" as a result of the acquisition from time to time of all of his, her or its Common Shares in a merger, consolidation or other combination of the Company with or into another Person if such merger, consolidation or other combination was approved by the Board of Directors of the Company, provided, however, that if after any such acquisition of Common Shares such Person, without the prior approval of the Board of Directors of the Company, shall acquire in one or more transactions additional Common Shares aggregating 5% or more of the Common Shares of the Company then outstanding and after such acquisition, such Person, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, then as of the date of the acquisition of such additional Common Shares aggregating 5% or more, such Person shall be deemed to be an "Acquiring Person" for any purpose of this Agreement, (iii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to have become an "Acquiring Person" for any purposes of this Agreement, and (iv) any Excluded Person who after the Close of Business on the date hereof becomes the beneficial Owner of less than 15% of the Common Shares of the Company then outstanding shall cease to be an Excluded Person.

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                      (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                     (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to section (B) of the immediately preceding paragraph (ii)) or disposing of any securities of the Company or with respect to any of the matters relating to the Company referred to in Item 4 of Schedule 13D under the Exchange Act.

          Notwithstanding anything in this definition of "beneficial ownership" to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $.001 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          "equivalent preferred stock" shall have the meaning set forth in
Section 11(b).

          "Exchange Ratio" shall have the meaning set forth in Section 24(a).

          "Final Expiration Date" shall mean July 20, 2008.

          "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "preferred stock equivalents" shall have the meaning set forth in section 11(a)(iii)(B)(3).

          "Purchase Price" shall have the meaning set forth in Section 7(b).

          "Redemption Date" shall mean the date on which the Rights are redeemed as provided in Section 23 hereof.

          "Right Certificate" shall mean a certificate evidencing a Right in substantially the form of Exhibit B hereto.

          "Shares Acquisition Date" shall mean the earlier of the date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

          "Spread" shall have the meaning set forth in Section
11(a)(iii)(A)(2) hereof.

          "Subsidiary" of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Summary of Rights" shall mean the Summary of Rights to Purchase Shares of Preferred Stock in substantially the form of Exhibit C hereto.

          "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

          "Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

          "Trigger Date Value" shall have the meaning set forth in Section 11(a)(iii)(A)(1) hereof.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine.

          Section 3.  Issue of Right Certificates.

               (a)  Until the earlier of (i) the Shares Acquisition Date or
(ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than any of the Persons referred to in the preceding parenthetical) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates) will be transferable only in connection with the transfer of Common Shares. The Company shall give the Rights Agent prompt written notice of the Distribution Date. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (b) With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.
Until the Distribution Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby. Upon the request of the holder of any Common Shares or, after the Distribution Date, the holder of any Right, the Company shall, at its expense, provide a copy of the Summary of Rights.

               (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date (or as soon as is reasonably practicable), but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights (the "Rights") as set forth in the Rights Agreement between Barnes & Noble, Inc. and The Bank of New York, dated as of July 10, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference. A copy of the Rights Agreement is on file at the principal executive offices of Barnes & Noble, Inc. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Barnes & Noble, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in Section 11(a)(ii) of the Rights Agreement, Rights beneficially owned by any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain other Persons shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.
The Right Certificates shall be in machine printable format. Subject to the other provisions of this Agreement, the Right Certificates shall show the date of countersignature and shall entitle the holders thereof to purchase such number of one four-hundredths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman, any of its Vice Chairmen, its Chief Executive Officer, its Chief Operating Officer, its President, its Chief Financial Officer, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its designated office, books for registration of the transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one four-hundredths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the holders of Right Certificates of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

               (a) The registered holder of any Right Certificate (other than a holder whose Rights have become void pursuant to Section 11(a)(ii) hereof or have been exchanged pursuant to Section 24 hereof), may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its designated office, together with payment of the Purchase Price for each one four-hundredth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

               (b) The purchase price for each one four-hundredth of a share of Preferred Stock to be purchased upon the exercise of a Right shall initially be $225 (the "Purchase Price"), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and related certification duly executed, accompanied by payment of the Purchase Price for the number of shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash, certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the shares of Preferred Stock depositary receipts representing such number of one four-hundredth of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares of Preferred Stock in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

               (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof.

               (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancellation of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company.

          Section 9.  Status and Availability of Preferred Stock.

               (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

               (b) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for shares of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

               (c) The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

               (d) So long as the shares of Preferred Stock issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

               (e) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of an event set forth in Section 11(a)(ii) on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall make a public announcement, and shall deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. At such time as the suspension is no longer in effect, the Company shall make another public announcement, and shall deliver to the Rights Agent a statement so stating. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective. Absent written notification from the Company to the Rights Agent to the contrary, the Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and, except as otherwise provided hereunder in the case of the Rights Agent's gross negligence, bad faith or willful misconduct, the Rights Agent shall have no liability for acting in reliance upon such assumption.

          Section 10. Preferred Stock Record Date. Each person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of shares of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a)    (i)     In the event the Company shall at any time
after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares or fractional units of shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number of units of one four-hundredths of a share of Preferred Stock and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number of units of one four-hundredths of a share of Preferred Stock and the number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                     (ii) Subject to the following paragraph of this subparagraph (ii) and to Section 24 of this Agreement, in the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, such number of one four-hundredths of a share of Preferred Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one four-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then current market price per one four-hundredth of a share of Preferred Stock (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          From and after the date any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof) whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or Affiliate thereof) whose Rights would be void pursuant to the preceding sentence or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate thereof) whose Rights would be void pursuant to the preceding sentence shall be canceled.

                    (iii) In the event that the number of shares of Preferred Stock which are authorized by the Company's certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the holder of each Right to purchase the number of shares of Preferred Stock to which he would be entitled upon the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of paragraph (a) of this Section 11, or should the Board of Directors so elect, the Company shall: (A) determine the excess of (1) the value of the Preferred Stock issuable upon the exercise of a Right (calculated as provided in the last sentence of this subparagraph (iii)) pursuant to Section 11(a)(ii) hereof (the "Trigger Date Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such shares of Preferred Stock, upon payment of the applicable Purchase Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Trigger Date Value:
(1) cash, (2) Common Shares or other equity securities of the Company (including, without limitation, shares or units of shares of preferred stock which the Board of Directors of the Company has determined to have the same value as the Preferred Stock (such shares of preferred stock, "preferred stock equivalents")), (3) debt securities of the Company, or (4) other assets; provided, however, if the Company shall not have made adequate provision to deliver the Trigger Date Value pursuant to clause (B) above within thirty (30) days following the first occurrence of an event triggering the rights to purchase shares of Preferred Stock described in Section 11(a)(ii) (the "Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Preferred Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii) , the Company (x) shall provide, subject to Section 7(e) hereof and the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall make a public announcement, and shall deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. At such time as the suspension is no longer in effect, the Company shall make another public announcement, and deliver to the Rights Agent a statement, so stating. For purposes of this
Section 11(a)(iii), the Trigger Date Value of the Preferred Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Preferred Stock on the Trigger Date and the value of any preferred stock equivalent shall be deemed to have the same value as the Preferred Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Preferred Stock, equivalent preferred stock, Common Shares and cash upon the exercise of the Rights among the holders of the Rights.

               (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the then current market price per share of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current market price per share of the Preferred Stock (as determined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current market price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d)    (i)     For the purpose of any computation hereunder,
the "current market price" of any security (a "Security") for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price per share shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly listed or traded, "current market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

                     (ii) For the purpose of any computation hereunder, the "current market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i) (other than the last sentence thereof). If the current market price per share (or one four-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 400 (as such number may be adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Preferred Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Shares (as determined pursuant to clause (i) above), and the "current market price" per one four-hundredth of a share of Preferred Stock shall be equal to the current market price per share of the Common Shares (as appropriately adjusted). If neither the Common Shares or Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one millionth of a share of Preferred Stock, or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction which requires such adjustment.

               (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Stock shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one four-hundredths of a share of Preferred Stock (calculated to the nearest one millionth) obtained by (i) multiplying (x) the number of one four-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one four-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been distributed, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of one four-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Preferred Stock at such adjusted Purchase Price.

               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, (iv) dividends on Preferred Stock payable in Preferred Stock or (v) issuance of any rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

               (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay a dividend on the outstanding Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, then in any such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, consolidation or reclassification is effected.

               (o) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price, the number of shares (or fractions of a share) of Preferred Stock, Common Shares or other securities for which a Right is exercisable or the number of Rights outstanding or any similar adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of Rights would have had absent such adjustment, including, without limitation, the benefits under
Section 11(a)(ii) and Section 13, unless the terms of this Agreement are amended so as to preserve such benefits.

               (p) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including, without limitation, the rights represented by Section 13.

          Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event that, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement and in lieu of such number of shares of Preferred Stock for which a Right is then exercisable, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one four-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current market price per share of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company covenants and agrees that it shall not consummate any such consolidation, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this
Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14.  Fractional Rights and Fractional Shares.

               (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

               (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one four-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one four-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one four-hundredth of a share of Preferred Stock, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one four-hundredth of a share of Preferred Stock. For the purposes of this
Section 14(b), the current market value of one four-hundredth of a share of Preferred Stock shall be one four-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

               (c) The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right.

          Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement in which they successfully prosecute their claims.

          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books maintained by the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a completed form of certification;

               (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and its reasonable expenses incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending against any claim of liability arising therefrom. The indemnity provided for in this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

          The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged, where necessary.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to all or substantially all of the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound, and no implied duties or obligations shall be read into this Agreement against the Rights Agent:

               (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignatures thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable; nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

               (f) The Company agrees that it will inform the Rights Agent promptly upon its determination that a Person has become an Acquiring Person and the Rights Agent will not be responsible for determining the status of a Person as an Acquiring Person prior to such notification, except as such status may be indicated in the Assignment or Election to Purchase of a Rights Certificate. The Company also agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, any Vice Chairman, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three business days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

               (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) The Company agrees to give the Rights Agent prompt written notice of any event or ownership known to the Company which would prohibit the exercise or transfer of the Right Certificates.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York, in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million dollars or (ii) a subsidiary of a corporation described in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates, at the Company's expense. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23.  Redemption.

               (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish.

               (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a), the Company shall mail a notice of redemption to the Rights Agent and all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of Common Shares prior to the Distribution Date.

          Section 24.  Exchange.

               (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Preferred Stock or Common Shares at an exchange ratio of one four-hundredth of a share of Preferred Stock or one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a majority of the Common Shares then outstanding.

               (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Preferred Stock or Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or. not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Preferred Stock or Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

               (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute preferred stock equivalents for shares of Preferred Stock exchangeable for Rights, at the initial rate of one preferred stock equivalent for each share of Preferred Stock, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

               (d) In the event that there shall not be sufficient shares of Preferred Stock or preferred stock equivalents authorized by the Company's certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of Rights, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock or preferred stock equivalents for issuance upon exchange of the Rights.

               (e) The Company shall not be required to issue fractions of shares of Preferred Stock or to distribute certificates which evidence fractional shares of Preferred Stock, other than as provided in Section 14(b) of this Agreement. In lieu of such fractional shares of Preferred Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Preferred Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value per share of a whole share of Preferred Stock. For the purposes of this paragraph (e), the current per share market value of a whole share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          Section 25.  Notice of Certain Events.

               (a) In case the Company shall after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Preferred Stock payable in shares of Preferred Stock or to effect a subdivision, combination or consolidation of the Preferred Stock (by reclassification or otherwise than by payment of dividends in shares of Preferred Stock), then, in each such case, the Company shall give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

               (b) In case any event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Barnes & Noble, Inc.
               122 Fifth Avenue
               New York, New York  10011
               Attn:  Director of Investor Relations

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               The Bank of New York
               Shareholder Relations
               Department 11E
               P.O. Box 11258
               Church Street Station
               New York, New York  10286

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27. Supplements and Amendments. The Company may from time to time, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable. Any such supplement or amendment will be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, and such supplement or amendment shall be effective regardless of whether or when executed by the Rights Agent. Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any supplement or amendment pursuant to this Section 27 which alters the Rights Agent's rights or duties.

          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that the rights, protections and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 34. Administration. The Board of Directors of the Company shall have the exclusive power and authority to (i) administer and interpret the provisions of this Agreement, (ii) exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be deemed necessary or advisable in the administration of this Agreement, and
(iii) make all determinations deemed necessary or advisable for the administration of this Agreement, including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and shall not subject the Board of Directors to any liability to the holders of the Rights or holders of Common Shares.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                         BARNES & NOBLE, INC.



                         By:__________________________________
                              Name:
                              Title:


                         THE BANK OF NEW YORK, as Rights Agent



                         By:__________________________________
                              Name:
                              Title:

                                                                    EXHIBIT A

                        CERTIFICATE OF DESIGNATION OF

                          PREFERENCES AND RIGHTS OF

                        PREFERRED STOCK, SERIES H OF

                            BARNES & NOBLE, INC.


           Pursuant to Section 151 of the General Corporation Law
                          of the State of Delaware


          Barnes & Noble, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, as amended, the Board of Directors as of July 10, 1998 adopted the following resolution, creating a series of Preferred Stock designated as Preferred Stock, Series H:

               RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the "Board of Directors") in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as "Series H Preferred" (hereinafter referred to as "Series H Preferred"), the shares of such series shall be with par value of $.001 per share, and the number of shares constituting such series shall be 250,000; provided, however, that, if more than a total of 250,000 shares of Series H Preferred shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 10, 1998, between the Company and The Bank of New York, as Rights Agent (as amended from time to time) (the "Rights Agreement"), the Board of Directors, pursuant to the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series H Preferred authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

          Section 2.  Dividends and Distributions.

          (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series H Preferred with respect to dividends, the holders of shares of Series H Preferred, in preference to the holders of shares of Common Stock, par value $.001 per share, of the Corporation ("Common Stock") and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 30th day of each of April, July, October and January in each year (or, in each case, if not a date on which the Corporation is open for business, the next succeeding business day) or such earlier date in any such month on which dividends on the Common Stock are payable (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series H Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of
(a) $2.00 or (b) subject to the provision for adjustment hereinafter set forth, 400 times the aggregate per share amount of all cash dividends, and 400 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series H Preferred. In the event the Corporation shall at any time after July 10, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series H Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series H Preferred as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series H Preferred shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series H Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series H Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series H Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series H Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series H Preferred shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series H Preferred shall entitle the holder thereof to 400 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series H Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein or by law, the holders of shares of Series H Preferred and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) (i) If at any time dividends on any Series H Preferred shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series H Preferred then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series H Preferred) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

               (ii) During any default period, such voting right of the holders of Series H Preferred may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two
(2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series H Preferred.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (c)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (d) Except as set forth herein, holders of Series H Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.     Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series H Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series H Preferred outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred;

                    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred, except dividends paid ratably on the Series H Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series H Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series H Preferred Stock; or

                    (iv) purchase or otherwise acquire for consideration any shares of Series H Preferred, or any shares of stock ranking on a parity with the Series H Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series H Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series H Preferred unless, prior thereto, the holders of shares of Series H Preferred shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series H Liquidation Preference"). Following the payment of the full amount of the Series H Liquidation Preference, no additional distributions shall be made to the holders of shares of Series H Preferred unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series H Liquidation Preference by (ii) 400 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series H Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series H Preferred and Common Stock, respectively, holders of Series H Preferred and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (b) In the event there are not sufficient assets available to permit payment in full of the Series H Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series H Preferred, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series H Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 400 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series H Preferred shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of Series H Preferred shall not be redeemable.

          Section 9. Ranking. The Series H Preferred shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series H Preferred so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series H Preferred, voting separately as a class.

          Section 11. Fractional Shares. Series H Preferred may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series H Preferred.


          IN WITNESS WHEREOF, Barnes & Noble, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its Secretary this 10th day of July, 1998.


                         BARNES & NOBLE, INC.



                         By:
                            ___________________________
                               Name:
                               Title:

ATTEST:



_________________________
Michael N. Rosen, Secretary

                                                                    EXHIBIT B

                          FORM OF RIGHT CERTIFICATE


Certificate No. R-                                       _____________ Rights

      NOT EXERCISABLE AFTER JULY 20, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.


                              Right Certificate


      This certifies that_______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 10, 1998 (the "Rights Agreement"), between Barnes & Noble, Inc., a Delaware corporation (the "Company"), and The Bank of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on July 20, 2008 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one four-hundredth of a fully paid, non-assessable share of Series H Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Company, at a purchase price of $225 per one four-hundredth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the certification and the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 21, 1998, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      From and after the occurrence of any of the events described in Section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the Shares Acquisition Date (as such term is defined in the Rights Agreement) and (y) the Distribution Date (as such term is defined in the Rights Agreement) beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

      This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $. 01 per Right or (ii) may be exchanged in whole or in part for Preferred Stock.

      No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one four-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______, 1998.


                                              BARNES & NOBLE, INC.
Attest:


________________________________              By:___________________________
Name:                                              Name:
Title:                                             Title:


Countersigned:

THE BANK OF NEW YORK

Rights Agent


By:_____________________________
      Authorized Signatory

Date of Countersignature:

                  Form of Reverse Side of Right Certificate


                             FORM OF ASSIGNMENT

              (To be executed by the registered holder if such
             holder desires to transfer the Right Certificate.)





      FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto __________________________________________________
_____________________________________________________________________________
                (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:_____________________, _____


                               _____________________________________________
                               Signature

Signature Guaranteed:

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Rights Agent, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Rights Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

-----------------------------------------------------------------------------

      The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).



                                    ________________________________________
                                    Signature

                        FORM OF ELECTION TO PURCHASE

                    (To be executed if holder desires to
                      exercise the Right Certificate.)

To  _____________________________:


      The undersigned hereby irrevocably elects to exercise
_____________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock be issued in the name of:

Please insert social security
or other identifying number

_____________________________________________________________________________

                       (Please print name and address)
_____________________________________________________________________________


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_____________________________________________________________________________
                       (Please print name and address)
_____________________________________________________________________________

_____________________________________________________________________________


Dated: _____________, ____





                                    _________________________________________
                                    Signature

Signature Guaranteed:

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Rights Agent, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Rights Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

-----------------------------------------------------------------------------

      The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                    _________________________________________
                                    Signature



-----------------------------------------------------------------------------
                                   NOTICE

      The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

      In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                    EXHIBIT C
                              SUMMARY OF RIGHTS
                         TO PURCHASE PREFERRED STOCK

      On July 10, 1998, the Board of Directors of Barnes & Noble, Inc. (the "Company") declared a dividend of one right (a "Right") for each outstanding share of Common Stock, par value $.001 per share (the "Common Shares"), of the Company. The dividend is payable on July 21, 1998 (the "Record Date") to the stockholders of record on that date. The Board of Directors has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date (as defined below), the Final Expiration Date (as defined below) and the date the Rights are redeemed. Each Right entitles the registered holder to purchase from the Company one four-hundredth of a share of a series of preferred stock, designated as Series H Preferred Stock, par value $.001 per share (the "Preferred Stock") at a price of $225 per one four-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

      Until the earlier to occur of (i) a public announcement that, without the prior consent of the Board of Directors of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (or an additional 5% or more of the outstanding Common Shares in the case of any Acquiring Person who beneficially owns 15% or more of the outstanding Common Shares as of July 10, 1998) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

      The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire on July 20, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

      The Purchase Price payable, and the number of one four-hundredth shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding Rights associated with each Common Share and the voting and economic rights of each one four-hundredth of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

      In the event that any person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be null and void), will thereafter have the right to receive upon exercise of the Right and payment of then current Purchase Price that number of one four-hundredths of a share of Preferred Stock having a market value of two times that Purchase Price.

      In the event that, after the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times that Purchase Price.

      If the Company does not have sufficient shares of Preferred Stock to satisfy such obligation to issue Preferred Stock, or if the Board of Directors so elects, the Company shall deliver upon payment of the Purchase Price of a Right an amount of cash or securities equivalent in value to the shares of Preferred Stock issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the later of (x) the first occurrence of an event triggering the right to purchase Common Shares and (y) the date on which the Company's right to redeem the Rights expires, the Company must deliver, upon exercise of a Right but without requiring payment of the Purchase Price then in effect, shares of Preferred Stock (to the extent available) and cash equal in value to the difference between the value of the shares of Preferred Stock otherwise issuable upon the exercise of a Right and the Purchase Price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional shares of Preferred Stock to permit the issuance of Preferred Stock upon the exercise in full of the Rights.

      At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one four-hundredth of a share of Preferred Stock or one Common Share per Right (subject to adjustment).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one four-hundredth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made, based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

      At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      The Preferred Stock purchasable upon the exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will be entitled to a preferred dividend equal to the greater of (a) $2.00 or (b) 400 times any dividend declared on the Common Shares. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to $1,000 per share of Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon. Each share of Preferred Stock will have 400 votes, voting together with the Common Shares. Notwithstanding the immediately preceding sentence, in the event that dividends on the Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, holders of the Preferred Stock shall have the right, voting as a class, to elect two of the Company's Directors. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each share of Preferred Stock will be entitled to receive 400 times the amount and type of consideration received per Common Share. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock in integral multiples of one four-hundredth of a share of Preferred Stock will be issuable. In lieu of fractional shares other than fractions that are multiples of one four-hundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

      The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.